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                                                                      EXHIBIT 99

K-TEL INTERNATIONAL, INC.
2605 Fernbrook Lane North
Minneapolis, MN 55447-4736
(763) 559-6800
CONTACT: Merrill Ayers, CFO

FOR IMMEDIATE RELEASE

              K-TEL INTERNATIONAL RECEIVES NASDAQ DELISTING NOTICE

MINNEAPOLIS, MN - SEPTEMBER 26, 2000 - K-tel International, Inc. today announced that it had been notified by the Nasdaq Stock Market Inc. that its common stock will be delisted from the Nasdaq National Market, effective with the open of business on September 27. The delisting was as a result of K-tel's failure to meet Nasdaq's continued listing requirements. K-tel's Common Stock will be eligible for trading on the Over-the-Counter Bulletin Board (OTCBB). The OTCBB is a controlled quotation service that offers real-time quotes, last sale prices and volume information in over-the-counter equities.

K-tel had appealed this initial decision to a Qualification Hearing Board and is not currently eligible for listing on the Nasdaq SmallCap Market. Delisting of K-tel's Common Stock from Nasdaq could have a material adverse effect on the market price of, and the efficiency of the trading market for, K-tel's Common Stock.

K-tel International, Inc. is a vertically integrated developer, marketer, and distributor of entertainment and consumer products worldwide. The Company markets its product lines through the Internet (WWW.KTEL.COM), and to retailers, wholesalers, distributors, or licensees throughout the world. K-tel features music titles, custom CDs and consumer products. K-tel has active operations in the United States and United Kingdom.

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INFORMATION IN THIS NEWS RELEASE OF A NON-HISTORICAL NATURE RELATES TO FUTURE
EVENTS AND RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE USE OF TERMINOLOGY SUCH AS "BELIEVE," "MAY," "EXPECT," "ANTICIPATE," " ESTIMATE," OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY MAY IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS AND PERFORMANCE MAY DIFFER MATERIALLY FROM EXPRESSED FORWARD LOOKING STATEMENTS BECAUSE OF CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, CHANGES IN POLITICAL AND ECONOMIC CONDITIONS, DEMAND FOR AND MARKET ACCEPTANCE OF NEW AND EXISTING PRODUCTS, THE IMPACT FROM COMPETITION FOR INTERNET CONTENT, MERCHANDISE AND RECORDED MUSIC, DEPENDENCE ON STRATEGIC ALLIANCE PARTNERS, SUPPLIERS AND DISTRIBUTORS, MARKET ACCEPTANCE OF THE INTERNET FOR COMMERCE AND AS A MEDIUM FOR ADVERTISING, TECHNOLOGICAL CHANGES AND DIFFICULTIES, AVAILABILITY OF FINANCING AND OTHER RISKS DISCUSSED IN THE COMPANY'S 10-K REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS.



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